UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2012

ENTEST BIOMEDICAL, INC.

(Exact Name of Company as Specified in Charter)

Nevada	333-154989	26-3431263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4700 Spring Street, St 304
La Mesa California, 91942
(Address of Principal Executive Offices, Zip Code)

619 702 1404
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 1, 2012 Entest BioMedical, Inc. (the “Company”) entered into an Equity Purchase Agreement (the "June Purchase Agreement") with Southridge Partners II, LP, a Delaware limited partnership ("Southridge").

Under the terms of the June Purchase Agreement, Southridge will purchase, at the Company's election, up to $10,000,000 of the Company's registered common stock (the "Shares"). During the term of the Purchase Agreement, the Company may at any time deliver a "put notice" to Southridge thereby requiring Southridge to purchase a certain dollar amount of the Shares. Simultaneous with the delivery of such Shares, Southridge shall deliver payment for the Shares. Subject to certain restrictions, the purchase price for the Shares shall be equal to 91% of the average of the two lowest Closing Prices during the Valuation Period as such capitalized terms are defined in the Agreement.

The number of Shares sold to Southridge shall not exceed the number of such shares that, when aggregated with all other shares of common stock of the Company then beneficially owned by Southridge, would result in Southridge owning more than 9.99% of all of the Company's common stock then outstanding. Additionally, Southridge may not execute any short sales of the Company's common stock.

Any sale of Shares pursuant to the June Agreement is subject to a Registration Statement filed under the Securities Act of 1933 remaining effective for the sale by Southridge of those Shares.

June Agreement shall terminate (i) on the date on which Southridge shall have purchased Shares pursuant to this Agreement for an aggregate Purchase Price of $10,000,000, or (ii) on the date occurring 24 months from the date on which the June Agreement was executed and delivered by the Company and Southridge.

The foregoing descriptions is qualified in its entirety by reference to the June Purchase Agreement, a copy of which appear as Exhibits 10.1 to this Form 8-K and is incorporated by reference to this Item 1.01.

The Company has also agreed to pay the following to Capital Path Securities LLC for acting as the Company’s exclusive advisor and placement agent in connection with the June Purchase Agreement a  cash placement fee of 5% of funds received by the Company through the sale of Shares to Southridge as such funds are received by the Company.

Item 1.02 Termination of a Material Definitive Agreement

On June 1, 2012, the Company terminated that agreement by and between the Company and Southridge entered into on February 27, 2012 whereby Southridge would purchase, at the Company's election, up to $10,000,000 of the Company's registered common stock (“February Agreement”). The June Purchase Agreement is substantially similar to the February Agreement, with the major exception being differences in the language to Section 7 agreed to by the parties.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX

Ex.10.1	JUNE PURCHASE AGREEMENT
Ex.10.2*	FEBRUARY AGREEMENT

* Incorporated by reference to Exhibit 10.1 of Form 8-K dated February 29, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEST BIOMEDICAL, INC.

By: /s/ David R. Koos

David R. Koos

Chief Executive Officer

Dated: June 4, 2012

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